UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2010, the Board of Directors of Compuware Corporation (“Compuware”), in accordance with Compuware’s bylaws, expanded its size by one seat and appointed Robert C. Paul to the Compuware Board of Directors.  Such appointment shall become effective April 1, 2010.

Mr. Paul, age 47, has served as President and Chief Operating Officer of Compuware since April 2008.  Prior to that time, Mr. Paul was President and Chief Operating Officer of Compuware Covisint since its acquisition by Compuware in March 2004.  Mr. Paul had spent nearly three years at Covisint prior to the acquisition.  A copy of the press release is furnished with the Report as Exhibit 99.1.

Also effective April 1, 2010, W. James Prowse will no longer serve as a member of the Nominating/Governance Committee of the Compuware Board of Directors.  Mr. Prowse will remain a member of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: March 17, 2010	By:	/s/ Laura L. Fournier
Laura L. Fournier
Senior Vice President
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated March 17, 2010.